WARRANT AGREEMENT dated as of November 12, 1996 between FAC Realty,
Inc., formerly Factory Stores of America, Inc., a Delaware corporation (the "Corporation"), and Network Fund III, Ltd. ("Warrant Holder").

                              PRELIMINARY STATEMENT

         The Corporation proposes to issue and sell to Warrant Holder pursuant to the Note Purchase Agreement 20,000 Warrants, each Warrant representing the right initially to purchase one share of Common Stock. The Corporation and Warrant Holder desire to set forth in this Warrant Agreement the terms and conditions of the Warrants to be issued pursuant to the terms of the Note Purchase Agreement.

         Accordingly, the parties hereto agree as follows.

1. DEFINITIONS. As used in this Warrant Agreement, the following terms shall have the following meanings, unless the context otherwise requires.

         (a) "AGGREGATE CONSIDERATION RECEIVABLE" by the Corporation in connection with the issuance of any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) means the sum of:

                   (i) the aggregate consideration paid to the Corporation for such shares, rights, warrants, options or convertible or exercisable securities and

                   (ii) the aggregate consideration or premiums stated in such rights, warrants, options or convertible or exercisable securities to be payable for the shares of Common Stock covered thereby, calculated in each case in accordance with section 11(f) hereof. In case all or any portion of the consideration to be received by the Corporation may be paid in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors or such committee.

         (b) "BLACKACRE" shall mean Blackacre Bridge Capital, L.L.C., a Delaware limited liability company.






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         (c)      "BOARD OF DIRECTORS" shall mean the board of directors of the
                  Corporation.

         (d) "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required by law to close.

         (e) "CAPITAL STOCK" shall mean any and all shares, rights to purchase, warrants, options, convertible securities, participations in or other equivalents of or interests (other than security interests) in (however designated and whether voting or nonvoting) corporate stock.

         (f) "COMMON STOCK" means the Common Stock, par value $ 0.01 per share, of the Corporation and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Corporation with or into another Person, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.

         (g)      "CORPORATION" means FAC Realty, Inc, a Delaware corporation.

         (h) "EFFECTIVE PURCHASE PRICE PER SHARE" at which the Corporation issues any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) shall mean an amount equal to the ratio of:

                  (i) the Aggregate Consideration Receivable by the Corporation in connection with the issuance of such shares of Common Stock (or any such rights, warrants, options, convertible or exercisable securities or stock appreciation rights) to

                  (ii) the number of shares of Common Stock so issued (or issuable upon the exercise or conversion of such rights, warrants, options, or convertible or exercisable securities or the Common Stock equivalent, as nearly as it may be calculated, of such stock appreciation rights).

         (i) "EXCHANGE PRICE PER SHARE" shall mean the $8.41, as such amount may from time to time be adjusted in accordance with the provisions of section 11 hereof.






                                                        -2-

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         (j)      "EXCLUDED TRANSACTION" means the issuance of any shares of
                  Capital Stock of the Corporation to employees or directors of the Corporation under an employee benefit plan or arrangement adopted by the Corporation; provided, however, in no event shall the aggregate amount of such issuances exceed 10% of the issued and outstanding shares of Capital Stock of the Corporation on the date prior to the date of this Warrant Agreement (calculated on a fully-diluted basis).

         (k)      "EXPIRATION DATE" shall mean April 3, 2003.

         (l) "FAIR MARKET VALUE" of the Common Stock means, as of any date, the average of the daily closing prices of Common Stock for the 30 consecutive Trading Days next preceding the date prior to the date in question. The closing price for each day shall be the last sale price, or the closing bid price if no sale occurred, of Common Stock on the New York Stock Exchange for trading.

         (m) "GILDEA" shall mean Gildea Management Company, a Delaware corporation.

         (n) "NOTE PURCHASE AGREEMENT" shall mean that certain Note Purchase Agreement, dated April 2,1996, by and among the Corporation, Blackacre and Gildea, as amended.

         (o) "PERSON" means an individual, a corporation, a partnership, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization, or any other entity.

         (p) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute.

         (q) "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock, $25.00 par value per share, of the Corporation.

         (r) "TRADING DAY" means, with any day on which the New York Stock Exchange is open for business.

         (s)      "WARRANT AGREEMENT" shall mean this warrant agreement.

         (t) "WARRANT CERTIFICATE" shall mean a certificate evidencing one or more Warrants, substantially in the form of exhibit A hereto.


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         (u)      "WARRANT HOLDER" shall mean Blackacre, as the original
                  registered holder of the Warrants issued hereunder, and any registered transferee of a Warrant Holder.

         (v) "WARRANT OFFICE" shall mean the office or agency of the Corporation at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Corporation at 11000 Regency Parkway, Suite 300, Cary North Carolina 27511, which office or agency may be changed by the Corporation pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

         (w) "WARRANT REGISTER" shall mean the register, substantially maintained by the Corporation at the Warrant Office.

         (x) "WARRANT SHARES" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants, as the same may be adjusted from time to time pursuant to section 11 hereof, and any other shares of Capital Stock issued or issuable upon the exercise of the Warrants pursuant to section 11 hereof.

         (y) "WARRANTS" shall mean the warrants to purchase Common Stock issued by the Corporation pursuant to this Warrant Agreement; individually, a "Warrant."

2. REPRESENTATIONS AND WARRANTIES. The Corporation hereby represents and warrants as follows:

         (a) The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as presently conducted, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificates.

         (b) The execution, delivery and performance by the Corporation of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action.

         (c) This Warrant Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid, binding and enforceable obligation of the

                   Corporation. When the Warrants and Warrant Certificates have been issued as contemplated hereby. The Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Corporation. The Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof will be duly authorized, validly issued, fully paid and nonassessable. Statements in this section 2(c) as to validity, binding effect and enforceability are subject to (i) limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, including, without limitation, limitations as to enforceability that may be imposed under Section 548 of the United States Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or other provisions of law relating to fraudulent transfers and obligations and (ii) equitable principles limiting the availability of equitable remedies.

3. NUMBER OF WARRANTS. The Corporation hereby agrees to issue and deliver to Warrant Holder on the date hereof 20,000 Warrants and one or more Warrant Certificates evidencing such Warrants.

4.       REGISTRATION, TRANSFER AND EXCHANGE OF CERTIFICATES.

         (a) The Corporation shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the date hereof the Corporation shall register the Warrants and Warrant Certificates in the Warrant Register in the name of the Warrant Holder. The Corporation may deem and treat the registered holders of the Warrant Certificates as the absolute owners thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the Warrant Holders thereof and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

         (b) Subject to section 12 hereof, the Corporation shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificates evidencing such Warrants to the Corporation at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificates evidencing such transferred Warrants shall be issued to the transferee and the surrendered Warrant Certificates shall be canceled. If less than all the Warrants evidenced by Warrant Certificates surrendered for transfer are to be transferred, new Warrant Certificates shall be issued to the holder surrendering such Warrant Certificates evidencing such remaining number of Warrants.

         (c) Warrant Certificates may be exchanged at the option of the holders thereof when surrendered to the Corporation at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

         (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in section 12(b)(i) hereof, each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in sections 12(b)(i) hereof if the Warrant Certificate presented for transfer or exchange bore such legend.

5. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Warrant Certificate (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof) and, if requested, indemnity satisfactory to it. The Corporation acknowledges that a written indemnity by the Warrant Holder shall be satisfactory to the Corporation for such purpose. All expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in section 12(b)(i) if the Warrant Certificate for which such substitution was made bore such legend.

6.       DURATION AND EXERCISE OF WARRANTS.

         (a) The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day after the date hereof and on or before 5:00 P.M., New York City time, on the Expiration Date. Each Warrant not exercised by 5:00 p.m. New York City time, on the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall become void.

         (b) Upon presentation to the Corporation at the Warrant Office of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase attached thereto duly completed and signed by the Warrant Holder, and upon payment of an amount equal to the product of:

                  (i)      the Exchange Price per Share and

                  (ii)     the number of Warrant Shares being purchased,

                  in lawful money of the United States of America, the Corporation shall issue and cause to be delivered to or upon the written order of the registered holders of such Warrants and in such name or names as such registered holder may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of the Warrants being exercised. Any Persons so designated to be named therein shall be deemed to have become Warrant Holders of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants.

         (c) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in section 12(b)(i) hereof if the Warrant Certificate presented in connection with partial exercise thereof bore such legend. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

7. NO FRACTIONAL SHARES. The Corporation shall not be required to issue fractional Warrant Shares upon exercise of the Warrants but shall pay for any such fraction of a share an amount in cash equal to such fraction of the Fair Market Value of a share of Common Stock.

8. PAYMENT OF TAXES. The Corporation will pay all taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants, provided that the Corporation shall not be required to pay any income or other tax incurred by the holder of the Warrant Certificate or the Warrant Shares upon exercise of the Warrants or issuance of the Warrant Shares.

9.       STOCK RIGHTS.

         (a) Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof any right to vote or to consent to or receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the
                  Corporation or any other matter or rights to receive dividends, or any rights whatsoever as a stockholder of the Corporation.

         (b) Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as imposing any obligation on the registered holders thereof to purchase any securities or as imposing any liability on such Warrant Holders as stockholders of the Corporation, whether such obligation or liability is asserted by the Corporation or by creditors of the Corporation.

10.      RESERVATION AND ISSUANCE OR WARRANT SHARES.

                  (a) The Corporation will at all times that Warrants remain outstanding have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

                  (b) The Corporation will take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Warrant Shares at the Exchange Price per Share.

                  (c) The Corporation covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement and the Corporation's certificate of incorporation, be fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests (other than any created by or on behalf of any Warrant).

11.      ADJUSTMENT OF EXCHANGE PRICE PER SHARE.

                  (a) Prior to the Expiration Date, the Exchange Price per Share is subject to adjustment from time to time in the manner provided in this section 11 upon the occurrence of any of the events enumerated in this section 11.

                  (b) In the event that the Corporation shall at any time after the date hereof:

                           (i) declare a dividend or make a distribution on the Common Stock payable in shares of Common Stock,

                           (ii) subdivide or reclassify outstanding shares of Common Stock into a greater number of shares,

                           (iii) combine shares of its outstanding Common Stock into a smaller number of shares,

                           (iv) declare a dividend or distribution on the Common Stock in shares of any series of its Capital Stock other than Common Stock, or

                           (v) issue by reclassification of any shares of its outstanding Common Stock, shares of any series of its Capital Stock or obligation of the Corporation or other property,

                           then the exercise privilege and the Exchange Price per Share in effect immediately prior thereto shall be adjusted so that the Warrant Holder of Warrant Shares thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock or other Capital Stock and/or property of the Corporation which such Warrant Holder would have been entitled to receive after the happening of any of the events described above had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Such adjustment shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustments shall be made successively whenever any event referred to above shall occur.

                   (c) If the Corporation shall at any time after the date hereof issue any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) for an Effective Purchase Price per Share less than the Exchange Price per Share in effect immediately prior to the date of such issuance, then the Exchange Price per Share shall be adjusted to equal the ratio of:

                           (i)      the sum of:

                                    (A)     the product of:

                                            (1)      the number of shares of
                                                     Common Stock outstanding
                                                     immediately prior to such
                                                     issuance and

                                            (2)      the Exchange Price per
                                                     Share in effect immediately
                                                     prior to such issuance and

                                    (B)    the Aggregate Consideration
                                           Receivable by the Corporation in
                                           connection with such issuance to

                           (ii)     the sum of:

                                    (A)    the number of shares of Common Stock
                                           outstanding immediately prior to such
                                           issuance and

                                    (B)     the number of additional shares of
                                            Common Stock to be so issued
                                            (including the number of shares
                                            underlying such rights, warrants,
                                            options or convertible or
                                            exercisable securities).

                           Such adjustment shall be made successively whenever any shares, rights, warrants, options, convertible or exercisable securities or stock appreciation rights are issued at an Effective Purchase Price per Share that is less than the Exchange Price per Share in effect on the date of such issuance. To the extent that any such rights, warrants, options, convertible or exercisable securities or stock appreciation rights expire without having been converted or exercised, the Exchange Price per Share then in effect shall be readjusted to the Exchange Price per Share which then would be in effect if such rights, options, warrants, convertible or exercisable securities or stock appreciation rights had not been issued, but such readjustment shall not affect the number of shares of Common Stock or other shares of Capital Stock delivered upon any conversion or exercise prior to the date such readjustment is made.

                           If the Corporation shall at any time after the date hereof issue any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock, or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) in an Excluded Transaction the Exchange Price per Share in effect immediately prior to the date of such issuance shall not be adjusted hereunder as a result of such Excluded Transaction.

                  (d) If the Corporation shall at any time after the date hereof distribute to all holders of its Common Stock any of its assets or debt securities, or rights, options, warrants or convertible or exercisable securities of the Corporation (including securities issued for cash) but excluding distributions of Capital Stock referred to in section 11(b) hereof, then the Exchange Price per Share shall be adjusted to equal the Exchange Price per Share in effect immediately prior to such distribution less an amount equal to the then fair market value (as reasonably determined by the Board of Directors, in good faith and as described in a resolution of the Board of Directors) of the portion of the assets or debt securities of the Corporation so distributed or of such rights, options, warrants or convertible or exchangeable securities applicable to one share of Common Stock.

                           Such adjustment shall become effective immediately after the record date for the determination of shares entitled to receive such distribution. Such adjustment shall be made successively whenever any event listed above shall occur. Notwithstanding the foregoing, no adjustment of the Exchange Price per Share shall be made upon the distribution to holders of Common Stock of such rights, options, warrants, convertible securities, assets or debt securities if the plan or arrangement under which such rights, options, warrants, convertible securities, assets or debt securities are issued provides for their issuance to Warrant Holders of shares of Common Stock in the same pro rata amounts upon exercise thereof.

                  (e) In any case in which this section 11 provides that shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event:

                           (i) issuing to the Warrant Holder of any shares of Common Stock subject to an exercise after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment, and

                           (ii) paying to such Warrant Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to section 7.

                  (f) For purposes of any computations of Aggregate Consideration Receivable or other consideration pursuant to this section 11, the following shall apply:

                           (i) in the case of the issuance of shares of Capital Stock for cash the consideration shall be the amount of cash, provided that in no case shall any deduction be made discounts or other expenses incurred by the corporation for any underwriting of the issue or otherwise in connection therewith; and

                           (ii) in the case of the issuance of shares of Capital Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors or such committee.

                  (g) If after an adjustment a Warrant Holder may, upon exercise of this Warrant in whole or in part, receive shares of two or more classes of Capital Stock of the Corporation, the Corporation shall determine on a fair basis the allocation of the adjusted Exchange Price per Share between the classes of Capital Stock. After such allocation, the Exchange Price per Share of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this section 11.

                  (h)      In no event shall an adjustment pursuant to this
                           section 11 reduce the Exchange Price per Share below the then par value, if any, of the shares of Common Stock issuable upon exercise of this Warrant.

                  (i) No adjustment in the Exchange Price Per Share shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exchange Price Per Share then in effect.

                  (j)      If there shall occur:

                           (i)      any reclassification or change of
                                    outstanding shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

                           (ii)     any consolidation or merger of the
                                    Corporation with or into another Person
                                    shall be effected as a result of which
                                    holders of Common Stock issuable upon
                                    exercise of this Warrant shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

                           (iii) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other Person, each Warrant Share shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                                    In any such case, appropriate adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 11.

                                    If this section 11(i) applies with respect to a transaction, sections 11(b), (c) and
                                    (d) hereof shall not apply with respect to that transaction. The above provisions of this section 11(i) shall similarly apply to successive reclassifications, consolidations, mergers and sales.

                           (k)      Notice to Warrant Holders Prior to Certain
                                    Actions.

                                    (i)     If:

                                            (A)      The Corporation shall take
                                                     any action that would
                                                     require an adjustment in
                                                     the Exchange Price per
                                                     Share pursuant to section
                                                     11 hereof; or

                                            (B)      any event described in
                                                     section 11(j) hereof shall
                                                     occur; or

                                            (C)      the voluntary or
                                                     involuntary dissolution,
                                                     liquidation or winding-up
                                                     of the Corporation shall
                                                     occur;

                                            the Corporation shall cause notice
                                            of such proposed action or event to
                                            be mailed to each Warrant Holder at
                                            its address appearing on the Warrant
                                            Register of the Corporation, as
                                            promptly as possible but in any
                                            event no later than the later of (x)
                                            the date 15 days prior to the record
                                            date for such proposed action or the
                                            effective date of such event or (y)
                                            the date on which the Corporation
                                            first publicly announces such
                                            proposed action or event.

                                     (ii)   In any event, such notice shall
                                            specify:

                                            (A)      the date on which a record
                                                     is to be taken for the
                                                     purpose of such action, or,
                                                     if a record is not to be
                                                     taken, the date as of which
                                                     the holders of record of
                                                     Common Stock are to be
                                                     determined, or

                                            (B)      the date on which such
                                                     proposed event is expected
                                                     to become effective, and
                                                     the date as of which it is
                                                     expected that holders of
                                                     record of Common Stock
                                                     shall be entitled to
                                                     exchange their Common Stock
                                                     for securities or other
                                                     property deliverable upon
                                                     such event.

                  (l) Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant Agreement

12. SEC REGISTRATION; RESTRICTIONS ON TRANSFER; SUBSEQUENT TRANSFEREES AS THIRD PARTY BENEFICIARIES.

         (a) The Warrant Holder (i) represents that it is acquiring the Warrants for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act, (ii) acknowledges that the Warrants and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act or any state securities laws and (iii) agrees that it will not sell or otherwise transfer any of its Warrants or Warrant Shares except upon the terms and conditions specified herein, provided that the Warrant Holders may sell the Warrants or the Warrant Shares purchased upon exercise of the Warrants in one or more private transactions not requiring registration under the Securities Act.

        (b)      (i)       Except as otherwise provided in section 12(c) hereof,
                           each Warrant Certificate and each certificate for the Warrant Shares issued to a Warrant Holder shall include a legend in substantially the following form
                           (with such changes therein as may be appropriate to reflect whether such legend refers to Warrants or Warrant Shares), provided that such legend shall not be -------- required if such transfer is being made in connection with a sale which is exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to in section 12(c) hereof is to the further effect that neither such legend nor the restrictions on transfer in this section 12 is required in order to ensure compliance with the Securities Act:


                  THE [WARRANTS/SHARES] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS. SUCH [WARRANTS/SHARES] MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THE WARRANT AGREEMENT DATED AS OF APRIL

                  3,1996, AS AMENDED BETWEEN THE CORPORATION AND THE WARRANT HOLDER, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                  (ii) Each certificate for the Warrant Shares issued to a Warrant Holder shall also include a legend in substantially the following form:

                   THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. SUBJECT TO CERTAIN PROVISIONS OF THE CORPORATION'S SECOND RESTATED CERTIFICATE OF INCORPORATION, NO PERSON MAY BENEFICIALLY OWN SHARES OF EQUITY STOCK IN EXCESS OF 9.8% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION (UNLESS SUCH PERSON IS AN EXISTING HOLDER) AND NO PERSON (OTHER THAN AN EXISTING HOLDER WHO CONSTRUCTIVELY OWNS IN EXCESS OF 9.8% OF THE EQUITY STOCK IMMEDIATELY FOLLOWING THE CONSUMMATION OF THE INITIAL PUBLIC OFFERING) MAY CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF 9.5% OF THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S SECOND RESTATED CERTIFICATE OF INCORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY CONVERTED INTO SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE CORPORATION.

         (c) Each Warrant Holder wishing to effect such a transfer of any Warrant or Warrant Shares shall furnish to the Corporation an agreement by the transferee thereof that it is taking and holding the same subject to the terms and conditions specified herein
                                             -15-
                  and a written opinion of such Warrant Holder's counsel, in form reasonably satisfactory to the Corporation to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws.

         (d) The restrictions set forth in this section 12 shall terminate and cease to be effective with respect to any Warrants or Warrant Shares registered under the Securities Act or upon receipt by the Corporation of an opinion of counsel, in form reasonably satisfactory to the Corporation, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act and any applicable state securities laws with respect to the transfer of the Warrants and/or the Warrant Shares. Whenever such restrictions shall so terminate the holder of such Warrants and/or Warrant Shares shall be entitled to receive from the Corporation, without expense (other than transfer taxes, if any), Warrant Certificates or certificates for such Warrant Shares not bearing the legend set forth in section 12(b)(i) hereof which the Corporation will rescind any transfer restrictions relating thereto.

         (e) It is the intention of the parties hereto that each Warrant Holder who acquires Warrants by transfer be a third party beneficiary, to the extent of Warrants acquired and held by such Warrant Holder, of the provisions of this Warrant Agreement that bestow rights on Warrant Holders.

13. AMENDMENTS AND WAIVERS. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Corporation and the holders of not less than a majority of the outstanding Warrants, provided that the Exchange Price per Share may not be increased by amendment, the number of Warrant Shares issuable upon exercise of the Warrants may not be reduced by amendment and this section 13 may not be changed by amendment except with the unanimous consent of the holders of all outstanding Warrants.

14. SPECIFIC PERFORMANCE. The holders of the Warrants shall have the right to specific performance by the Corporation of the provisions of this Warrant Agreement. The Corporation hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Corporation for specific performance of this Warrant Agreement by the holders of the Warrants.

15.      NOTICES.

         (a) Any notice or demand permitted or required to be given or made by the holders or the holders of Warrant Shares to or on the Corporation pursuant to this Warrant Agreement shall be sufficiently given or made if delivered personally or by telecopy (if the sender on the same day sends a confirming copy of such notice by a nationally recognized overnight delivery service, postage prepaid), or if sent by certified or registered mail or a nationally recognized overnight delivery service postage prepaid, addressed to the Corporation at the Warrant Office.

         (b) Any notice permitted or required to be given by the Corporation to the holders or the holders of Warrant Shares shall be sufficiently given or made if delivered personally or by telecopy (if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service, postage prepaid), or if sent by certified or registered mail or a nationally recognized overnight delivery service, postage prepaid, addressed to such holder as such holder's name and address shall appear on the Warrant Register or the Common Stock registry of the Corporation, as the case may be.

16. BINDING EFFECT. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Corporation and the Warrant Holder, and their respective successors and assigns.

17. CONTINUED VALIDITY. A holder of Warrant Shares shall continue to be entitled with respect to such Warrant Shares to all rights and subject to all obligations to which it would have been entitled or subject as a holder under sections 13 through 20 hereof.

18. COUNTERPARTS. This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

19.      NEW YORK LAW. THIS WARRANT AGREEMENT AND EACH WARRANT
         CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

20. BENEFITS OF THIS AGREEMENT. Nothing in this Warrant Agreement shall be construed to give any Person other than the Corporation and the Warrant Holder any legal or equitable right. remedy or claim under this Warrant Agreement except as expressly set forth herein.



                   [Balance of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF the parties hereto have caused this Warrant Agreement to be duty executed and delivered by their proper and duly authorized officers, as of the date and year first above written.


                                        FAC REALTY, INC.


                                        By: /s/ C. Cammack Morton
                                        Name:    C Cammack Morton
                                        Title:   President and Chief Operating
                                                      Officer



                                        Network Fund III, Ltd.


                                        By: /s/ William P. O'Donnell
                                        Name:    William P. O'Donnell
                                        Title:   Managing Director

                          EXERCISABLE ONLY ON OR BEFORE
                                  APRIL 3, 2003

                         FACTORY STORES OF AMERICA, INC.

                               Warrant Certificate

         This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement dated as of November 17,1996 (the "Warrant Agreement") between FAC Realty. Inc. (formerly Factory Stores of America, Inc.), a Delaware corporation (the Corporation"), and Network Fund III, Ltd. ("Warrant Holder"). The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations, obligations, duties and immunities thereunder of the Corporation and the holders. Terms defined in the Warrant Agreement and used herein have the same meanings herein as therein.

         This Warrant Certificate certifies that Warrant Holder, or registered assigns, is the registered holder of 20,000 Warrants to purchase shares of Common Stock of the Corporation. Each Warrant entitles the registered holder, but only subject to the conditions set forth herein and in the Warrant Agreement, to purchase from the Corporation on or prior to 5:00 PM, New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (subject to adjustment as described below) at a price equal to the Exchange Price per Share.

         The Exchange Price per Share shall be payable in lawful money of the United States of America. The Warrants represented by this certificate may be exercised by surrender of this Warrant Certificate, along with an executed copy of the annexed Form of Election to Purchase and payment of the applicable Exchange Price per Share at the office of the Corporation at 1095 Old Cedar Road, McLean, Virginia 22102, or such other address as the Corporation may specify in writing to the registered holder of the Warrants evidenced hereby. The Exchange Price per Share and the number of shares of Common Stock purchasable upon exercise of the Warrants is subject to adjustment prior to the Expiration Date as set forth in the Warrant Agreement.

         No Warrant may be exercised after 5:00 PM, New York City time, on the Expiration Date and (except as otherwise provided in the Warrant Agreement) all rights of the registered holders of the Warrants shall cease after 5:00 PM, New York City time, on the Expiration Date.

         The Corporation may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owners thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

         Warrant Certificates, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         No holder of this Warrant Certificate shall be deemed to be the holder of Common Stock or any other securities of the Corporation that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate as such any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholder at any meeting hereof, or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock change of par value, or exchange of stock to no par value, consolidation, merger. conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant Certificate shall have been exercised and the Common Stock issuable upon the exercise hereof shall have become issuable as provided in the Warrant Agreement.



                   [Balance of Page Intentionally Left Blank)

         IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                      FAC REALTY, INC.

                                      By:
                                      Name:    C. Cammack Morton
                                      Title:   President and Chief Operating
                                                Officer

(CORPORATE SEAL)
ATTEST


Assistant Secretary

                      ANNEX TO FORM OF WARRANT CERTIFICATE


                          FORM OF ELECTION TO PURCHASE

                    (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise, in accordance
with section 6(b) of the Warrant Agreement,       Warrants, representing the
right to purchase         shares of Common Stock, and herewith tenders payment
for such Shares of Common Stock to the order of the Corporation in the amount
of $          as payment of the exercise price in accordance with the terms hereof.

         The undersigned requests that a certificate for such shares of Common
Stock be registered in the name of        whose address is        and that such
certificate be delivered to          whose address is          . If said number
of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder under the method of exercise selected, the undersigned hereby requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of whose address is and that such Warrant
Certificate be delivered to                        whose address is
                                                                 .


Signature:



(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Date: